Exhibit 99.2

Walgreens Boots Alliance, Inc.

Unaudited Pro forma Consolidated Condensed Financial Statements

On June 1, 2021 (the “Closing”), Walgreens Boots Alliance, Inc. (the “Company”) completed the previously announced sale of the Company’s Alliance Healthcare business per the Share Purchase Agreement (the “Share Purchase Agreement”) dated January 6, 2021, with AmerisourceBergen (the “Transaction”).

Pursuant to the terms and subject to the conditions set forth in the Share Purchase Agreement, AmerisourceBergen purchased the majority of the Company’s Alliance Healthcare business as well as a portion of the Company’s retail pharmacy international businesses in Europe (the “Disposal Group”). Alliance Healthcare’s investments in China and Italy and its operations in Germany were not part of the Transaction. The Company’s retail pharmacy international operations in the Netherlands, Norway and Lithuania were part of the Transaction. The Company has accounted for the Transaction as a business disposition, derecognizing Disposal Group assets and liabilities which are reported as discontinued operations effective second quarter of fiscal year 2021, and are reflected as such in the financial results set forth herein for all periods presented.

The unaudited pro forma condensed consolidated financial statements presented below have been derived from the Company’s historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the Company’s business, this pro forma information gives effect to the Transaction and presents the Disposal Group on a discontinued operations basis in accordance with ASC 205, Presentation of Financial Statements (“ASC 205”). Certain amounts in the following tables presented may not add due to rounding. Percentages have been calculated using unrounded amounts for all periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. Pro forma adjustments reflect the separation of operations of Alliance Healthcare arising as a result of the Transaction based on available information and assumptions that the Company’s management believes are reasonable. However, such adjustments are estimates and actual experience may differ from expectations. Pro forma tax adjustments reflect allocation of tax expense to the Disposal Group in accordance with intra-period allocation guidance described in ASC 740.

The unaudited pro forma consolidated condensed statements of earnings for the fiscal years ended August 31, 2020, August 31, 2019 and August 31, 2018 have been prepared as though the Closing occurred on September 1, 2017. The unaudited pro forma consolidated condensed financial statements are for illustrative purposes only, do not reflect what the Company’s results of operations would have been had the Closing occurred on the dates indicated and are not necessarily indicative of the Company’s future results of operations and do not reflect all actions that may be taken by the Company after the Closing. For example, the unaudited pro forma consolidated condensed statements of earnings do not reflect use of Transaction proceeds to pay down debt. Pro forma consolidated condensed statement of earnings for the period ended February 28, 2021 and related balance sheet as of February 28, 2021 have been excluded as the Disposal Group is presented as a discontinued operation in the interim financial statements included in Company’s second quarter Form 10-Q, filed with the SEC on March 31, 2021.

The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on October 15, 2020 and interim financial statements on Form 10-Q for the period ended February 28, 2021, filed with the SEC on March 31, 2021.

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(in millions, except per share amounts)

	FISCAL YEAR 2020
	Walgreens Boots Alliance, Inc. (as previously reported)	Pro forma adjustments[1]		Walgreens Boots Alliance, Inc. Pro forma
Sales	$139,537	$(17,555)	[2]	$121,982

Cost of sales	111,520	(15,615)	[2]	95,905

Gross profit	28,017	(1,940)		26,078

Selling, general and administrative expenses	27,045	(1,610)		25,436

Equity earnings in AmerisourceBergen	341	—		341

Operating income	1,312	(330)		982

Other income	70	8		77

Earnings before interest and tax	1,382	(322)		1,060

Interest expense, net	639	(25)		613

Earnings before tax	743	(297)		446

Income tax provision	360	(21)		339

Post tax earnings from other equity method investments	41	(10)		31

Net earnings from continuing operations	424	(286)		138

Net (loss) attributable to noncontrolling interests - continuing operations	(32)	(9)		(42)

Net earnings attributable to Walgreens Boots Alliance, Inc. - continuing operations	$456	$(277)		$180

Net earnings attributable to Walgreens Boots Alliance, Inc. per common share - continuing operations:

Basic	$0.52			$0.20

Diluted	$0.52			$0.20

Weighted average common shares outstanding:

Basic	879.4			879.4

Diluted	880.3			880.3

[1]	Reflects the disposition of the operations of the Disposal Group in accordance with ASC 205.
[2]	Includes net elimination of $1,794 million Sales between Disposal Group and Walgreens Boots Alliance, Inc., and the related Cost of sales.

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(in millions, except per share amounts)

	FISCAL YEAR 2019
	Walgreens Boots Alliance, Inc. (as previously reported)	Pro forma adjustments[1]		Walgreens Boots Alliance, Inc. Pro forma
Sales	$136,866	$(16,792)	[2]	$120,074

Cost of sales	106,790	(14,875)	[2]	91,915

Gross profit	30,076	(1,917)		28,159

Selling, general and administrative expenses	25,242	(1,685)		23,557

Equity earnings in AmerisourceBergen	164	—		164

Operating income	4,998	(232)		4,766

Other income	233	11		243

Earnings before interest and tax	5,231	(221)		5,009

Interest expense, net	704	(54)		650

Earnings before tax	4,527	(168)		4,359

Income tax provision	588	(11)		577

Post tax earnings from other equity method investments	23	(15)		8

Net earnings from continuing operations	3,962	(172)		3,790

Net (loss) attributable to noncontrolling interests - continuing operations	(20)	(6)		(26)

Net earnings attributable to Walgreens Boots Alliance, Inc. - continuing operations	$3,982	$(166)		$3,816

Net earnings attributable to Walgreens Boots Alliance, Inc. per common share - continuing operations:

Basic	$4.32			$4.14

Diluted	$4.31			$4.13

Weighted average common shares outstanding:

Basic	921.5			921.5

Diluted	923.5			923.5

[1]	Reflects the disposition of the operations of the Disposal Group in accordance with ASC 205.
[2]	Includes net elimination of $1,826 million Sales between Disposal Group and Walgreens Boots Alliance, Inc., and the related Cost of sales.

WALGREENS BOOTS ALLIANCE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(in millions, except per share amounts)

	FISCAL YEAR 2018
	Walgreens Boots Alliance, Inc. (as previously reported)	Pro forma adjustments[1]		Walgreens Boots Alliance, Inc. Pro forma
Sales	$131,537	$(16,625)	[2]	$114,912

Cost of sales	100,745	(14,648)	[2]	$86,097

Gross profit	30,792	(1,977)		$28,815

Selling, general and administrative expenses	24,694	(1,553)		$23,141

Equity earnings in AmerisourceBergen	191	—		$191

Operating income	6,289	(423)		$5,866

Other income	302	8		$310

Earnings before interest and tax	6,591	(415)		$6,176

Interest expense, net	616	(40)		$576

Earnings before tax	5,975	(375)		$5,600

Income tax provision	998	(54)		$945

Post tax earnings from other equity method investments	54	(16)		$38

Net earnings from continuing operations	5,031	(338)		$4,693

Net earnings attributable to noncontrolling interests - continuing operations	7	(7)		$—

Net earnings attributable to Walgreens Boots Alliance, Inc. - continuing operations	$5,024	$(331)		$4,693

Net earnings attributable to Walgreens Boots Alliance, Inc. per common share - continuing operations:

Basic	$5.07			$4.74

Diluted	$5.05			$4.72

Weighted average common shares outstanding:

Basic	991.0			991.0

Diluted	995.0			995.0

[1]	Reflects the disposition of the operations of the Disposal Group in accordance with ASC 205.
[2]	Includes net elimination of $1,750 million Sales between Disposal Group and Walgreens Boots Alliance, Inc., and the related Cost of sales.